Exhibit 32.1

CERTIFICATION WITH RESPECT TO

QUARTERLY REPORT OF

HCC INSURANCE HOLDINGS, INC.

The undersigned, being the Chief Executive Officer and Chief Financial Officer of HCC Insurance Holdings, Inc. (the Company), pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, do hereby certify to the best of their knowledge with respect to the Quarterly Report of the Company on Form 10-Q, as filed with the Securities and Exchange Commission for the quarter ended September 30, 2013 (the Report):

1.	that the Report fully complies with all requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

November 1, 2013	/s/ Christopher J.B. Williams
(Date)	Christopher J.B. Williams,
Chief Executive Officer

November 1, 2013	/s/ Brad T. Irick
(Date)	Brad T. Irick, Executive Vice President
and Chief Financial Officer

This certification is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section. This certification is not deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference. A signed original of this certification has been provided to HCC Insurance Holdings, Inc. and will be retained by HCC Insurance Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.